EXHIBIT 10.16(c)
SUMMARY OF 2009 CONTINUATION OF THE
CONSULTING ARRANGEMENT WITH MICHAEL L. GLEIM
     On March 17, 2009, the Human Resources and Compensation Committee of the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) approved the continuation of an arrangement pursuant to which Michael L. Gleim, a member of the Board of Directors, serves as a consultant to the Board of Directors and senior management of the Company and as chair of the Company’s retirement plans committee for an annual fee of $150,000, payable in equal monthly installments. The term of this continued consulting arrangement is January 1, 2009 through December 31, 2009.